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Filed pursuant to Rule 424(b)(2)
Registration No. 333-159366

Information contained in this preliminary prospectus supplement is subject to completion or amendment. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED MARCH 7, 2012

Preliminary Prospectus Supplement
March     , 2012
(To Prospectus dated May 20, 2009)

$

$            % Global Notes due                ,
$            % Global Notes due                ,

         We are offering $          of our        % Global Notes due                  ,                  and $          of our         % Global Notes due                   ,                   . The        % Global Notes will bear interest at a rate of        % per annum. The        % Global Notes will bear interest at a rate of        % per annum. We will pay interest semi-annually on each of the        % Global Notes and the        % Global Notes on each         and        , beginning        , 2012. The        % Global Notes will mature on                  ,                  . The        % Global Notes will mature on         ,        . We refer to the    % Global Notes and the        % Global Notes collectively as the Global Notes.

         We may redeem some or all of any series of Global Notes at any time at the redemption prices described under "Description of the Global Notes—Optional Redemption of Global Notes." The Global Notes are senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. There are no sinking funds for the Global Notes. The Global Notes are not and will not be listed on any securities exchange or quoted on any automated quotation system.

         See "Risk Factors" beginning on page S-7 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the Global Notes.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to HP(1)
Per % Global Note		%		%		%
% Global Note Total	$		$		$
Per % Global Note		%		%		%
% Global Note Total	$		$		$

Total	$		$		$

(1)
Plus accrued interest, if any, from March     , 2012 if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         Delivery of the Global Notes in book-entry form only will be made through The Depository Trust Company on or about March     , 2012. The Global Notes will be approved for clearance through the Clearstream and Euroclear systems.

Joint Book Running Managers

BofA Merrill Lynch	BNP PARIBAS	Citigroup	HSBC

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of this document or as of its date, as applicable.

        In this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context otherwise requires, references to "USD," "dollars," "$" and "U.S.$" are to U.S. dollars, and references to "Hewlett-Packard," "HP," "we," "us" or "our" refer to Hewlett-Packard Company, and not to any of our subsidiaries unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our and our consolidated subsidiaries' results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP's businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP's intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the resolution of pending investigations, claims and disputes; and other risks that are described in our other filings with the Securities and Exchange Commission, including but not limited to the risks described in our Annual Report on Form 10-K for our fiscal year ended October 31, 2011. We assume no obligation and do not intend to update these forward-looking statements.

SUMMARY

        You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated condensed financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus supplement and in the documents incorporated by reference.

About Hewlett-Packard Company

        HP is a leading global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses ("SMBs") and large enterprises, including customers in the government, health and education sectors. Our offerings span:

  •
  personal computing and other access devices;

  •
  multi-vendor customer services, including infrastructure technology and business process outsourcing, technology support and maintenance, application development and support services and consulting and integration services;

  •
  imaging and printing-related products and services; and

  •
  enterprise information technology infrastructure, including enterprise storage and server technology, networking products and solutions, IT management software, information management solutions and security intelligence/risk management solutions.

        Our operations are organized into seven business segments: the Personal Systems Group ("PSG"), Services, the Imaging and Printing Group ("IPG"), Enterprise Servers, Storage and Networking ("ESSN"), Software, HP Financial Services ("HPFS") and Corporate Investments.

Personal Systems Group

        PSG provides commercial personal computers ("PCs"), consumer PCs, workstations, calculators and other related accessories, software and services for the commercial and consumer markets. We group commercial notebooks, commercial desktops and workstations into commercial clients and consumer notebooks and consumer desktops into consumer clients when describing our performance in these markets. Like the broader PC market, PSG continues to experience a shift toward mobile products such as notebooks. Both commercial and consumer PCs are based predominately on the Windows operating system and use Intel Corporation and Advanced Micro Devices processors.

        Commercial PCs.    Commercial PCs are optimized for commercial uses, including enterprise and SMB customers, and for connectivity and manageability in networked environments. Commercial PCs include the HP ProBook and the HP EliteBook lines of notebooks and the Compaq Pro, Compaq Elite, HP Pro and HP Elite lines of business desktops, as well as the All in One TouchSmart and Omni PCs, HP Mini-Note PCs, retail POS systems, HP Thin Clients and HP Slate Tablet PCs.

        Consumer PCs.    Consumer PCs include the HP Pavilion, HP Elite, Envy and Compaq Presario series of multi-media consumer notebooks, desktops and mini notebooks, including the TouchSmart line of touch-enabled all-in-one notebooks and desktops.

        Workstations.    Workstations are individual computing products designed for users demanding enhanced performance, such as computer animation, engineering design and other programs requiring high-resolution graphics. PSG provides workstations that run on both Windows and Linux-based operating systems.

Services

        Services provides consulting, outsourcing and technology services across infrastructure, applications and business process domains. Services delivers to its clients by leveraging investments in consulting and support professionals, infrastructure technology, applications, standardized methodologies, and global supply and delivery. Our services businesses also create opportunities for us to sell additional hardware and software by offering solutions that encompass both products and services. Services is divided into three main business units: Infrastructure Technology Outsourcing, Technology Services and Application and Business Services.

        Infrastructure Technology Outsourcing.    Infrastructure Technology Outsourcing delivers comprehensive services that streamline and optimize our clients' infrastructure to efficiently enhance performance, reduce costs, mitigate risk and enable business change. These services encompass the data center and the workplace (desktop); network and communications; security, compliance and business continuity; and enterprise managed services. We also offer a set of managed services, providing a cross-section of our broader infrastructure services for smaller discrete engagements.

        Technology Services.    Technology Services provides support and consulting services, as well as warranty support across HP's product lines. HP specializes in keeping technology running with mission critical services, converged infrastructure services, networking services, data center transformation services and infrastructure services for storage, server and unified communication environments. HP's technology services offerings are available in the form of service contracts, pre-packaged offerings (HP Care Pack services) or on an individual basis.

        Application and Business Services.    Application and Business Services helps clients revitalize and manage their applications assets through flexible, project-based, consulting services. These full life cycle services encompass application development, testing, modernization, system integration, maintenance and management for both package and custom-built applications. Application and Business Services also provides industry-focused technology consulting and systems integration solutions and services that use cloud computing, hybrid delivery, enterprise mobility, information management and real-time analytics. In addition, Application and Business Services provides clients with industry-based intellectual property, assets and process models through a broad array of enterprise shared services, customer relationship management services, financial process management services and administrative processing and outsourcing services.

Imaging and Printing Group

        IPG provides consumer and commercial printer hardware, supplies, media and scanning devices. IPG is also focused on imaging solutions in the commercial markets. These solutions range from managed print services to capturing high-value pages in areas such as industrial applications, outdoor signage, and the graphic arts business.

        Inkjet and Web Solutions.    Inkjet and Web Solutions delivers HP's consumer and SMB inkjet solutions (hardware, supplies, media, web-connected hardware and services) and develops HP's retail publishing and web businesses. It includes single function and all-in-one inkjet printers targeted toward consumers and SMBs, as well as retail publishing solutions, Snapfish and ePrintCenter.

        LaserJet and Enterprise Solutions.    LaserJet and Enterprise Solutions delivers products, services and solutions to the medium-sized business and enterprise segments, including LaserJet printers and supplies, multi-function devices, scanners, web-connected hardware and services and enterprise software solutions, such as Exstream Software and Web Jetadmin.

        Managed Enterprise Solutions.    Managed Enterprise Solutions provides managed print services products and solutions delivered to enterprise customers partnering with third-party software providers to offer workflow solutions in the enterprise environment.

        Graphics Solutions.    Graphics Solutions provides large format printing (Designjet and Scitex), large format supplies, WebPress supplies, Indigo printing, specialty printing systems and inkjet high-speed production solutions. Graphic Solutions targets print service providers, architects, engineers, designers and industrial solution providers.

        Printer Supplies.    Our printer supplies offerings include LaserJet toner and inkjet printer cartridges, graphic solutions ink products and other printing-related media.

Enterprise Servers, Storage and Networking

        ESSN provides server, storage and networking products in a number of categories. Our Converged Infrastructure portfolio of servers, storage and networking combined with HP Software's Cloud Service Automation software suite creates HP's CloudSystem. This integrated solution enables enterprise and service provider clients to deliver infrastructure, platform and software as a service in a private, public or hybrid cloud environment. By providing a broad portfolio of server, storage and networking solutions, ESSN aims to optimize the combined product solutions required by different customers and provide solutions for a wide range of operating environments, spanning both the enterprise and the SMB markets.

        Industry Standard Servers.    Industry Standard Servers offers primarily entry-level and mid-range ProLiant servers, which run primarily Windows, Linux and Novell operating systems and leverage Intel Corporation and Advanced Micro Devices processors. The business spans a range of product lines that include pedestal-tower servers, density-optimized rack servers and HP's BladeSystem family of server blades.

        Business Critical Systems.    Business Critical Systems delivers mission-critical Converged Infrastructure with a portfolio of HP Integrity servers based on the Intel Itanium processor that run the HP-UX and OpenVMS operating systems, as well as HP Integrity NonStop solutions. Our Integrity servers feature scalable blades built on a blade infrastructure with HP's unique Blade Link technology and the Superdome 2 server solution. Business Critical Systems also offers HP's scale-up x86 ProLiant servers for scalability of systems with more than four industry standard processors. In addition, HP continues to support the HP9000 servers and HP AlphaServers by offering customers the opportunity to upgrade these legacy systems to current HP Integrity systems.

        Storage.    Our storage offerings include storage platforms for high-end, mid-range and small business environments. Our flagship product is the HP 3PAR Utility Storage Platform, which is designed for virtualization, cloud and IT-as-a-service. The Storage business has a broad range of products including storage area networks, network attached storage, storage management software and virtualization technologies, StoreOnce data deduplication solutions, tape drives and tape libraries. These offerings enable customers to optimize their existing storage systems, build new virtualization solutions and plan their transition to cloud computing.

        Networking.    Our switch, router, wireless LAN and TippingPoint network security products deliver open, scalable, secure, agile and consistent solutions for the data center, campus and branch networks. Our networking solutions are based on HP's FlexNetwork architecture, which is designed to enable simplified server virtualization, unified communications and multi-media application delivery for the enterprise.

Software

        Software provides enterprise information management solutions for both structured and unstructured data, IT management software, information management solutions and security intelligence/risk management solutions. Solutions are delivered in the form of traditional software licenses, software-as-a-service, hybrid or appliance deployment models. Augmented by support and professional services, Software solutions allow large IT organizations to manage infrastructure, operations, application life cycles, application quality, security, IT services and business processes. In addition, these solutions help businesses proactively safeguard digital assets, comply with corporate and regulatory policies, and control internal and external security risks.

HP Financial Services

        HPFS supports and enhances HP's global product and service solutions, providing a broad range of value-added financial life-cycle management services. HPFS enables our worldwide customers to acquire complete IT solutions, including hardware, software and services. The group offers leasing, financing, utility programs and asset recovery services, as well as financial asset management services for large global and enterprise customers. HPFS also provides an array of specialized financial services to SMBs and educational and governmental entities. HPFS offers innovative, customized and flexible alternatives to balance unique customer cash flow, technology obsolescence and capacity needs.

Corporate Investments

        Corporate Investments includes business intelligence solutions, HP Labs, webOS software and certain business incubation projects. Business intelligence solutions enable businesses to standardize on consistent data management schemes, connect and share data across the enterprise and apply analytics. This segment also derives revenue from licensing specific HP technology to third parties.

        HP was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Our telephone number is (650) 857-1501.

The Offering

Issuer	Hewlett-Packard Company.
Securities Offered	$ of our % Global Notes due , .
$ of our % Global Notes due , .
Maturity Date	The % Global Notes will mature on , .
The % Global Notes will mature on , .
Interest Rate	The % Global Notes will bear interest at a rate of % per annum.
The % Global Notes will bear interest at a rate of % per annum.
Interest Payment Dates	We will pay interest semi-annually on the Global Notes on each and , beginning on , 2012.
Ranking	The Global Notes will be senior unsecured obligations of ours and will rank equally with all our other existing and future senior unsecured indebtedness from time to time outstanding.
Optional Redemption

We may, at our option, redeem any series of Global Notes, in whole or in part, at any time at a price equal to the greater of (1) 100% of the principal amount of the applicable series of Global Notes to be redeemed, and (2) the sum of the present value of the principal amount of the applicable Global Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date discounted from the scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus            basis points in case of the            % Global Notes and plus            basis points in case of the            % Global Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Use of Proceeds	The net proceeds from the sale of the Global Notes will be used for general corporate purposes, which may include the repayment of our currently outstanding commercial paper.
Denominations	The Global Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Governing Law	The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

RISK FACTORS

        In consultation with your own financial and legal advisors, and in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the Global Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 before investing in the Global Notes.

There May Be Uncertain Trading Markets for the Global Notes

        We cannot assure you that trading markets for the Global Notes will ever develop or will be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include the:

  •
  propensity of existing holders to trade their positions in the Global Notes;

  •
  time remaining to the maturity of the Global Notes;

  •
  outstanding amount of the Global Notes;

  •
  redemption of the Global Notes; and

  •
  level, direction and volatility of market interest rates generally.

The Global Notes are Structurally Subordinated to the Indebtedness of Our Subsidiaries

        The Global Notes are obligations exclusively of HP and not of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Global Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Global Notes). Consequently, the Global Notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Changes in Our Credit Rating May Adversely Affect Your Investment in the Global Notes

        Our credit risk is evaluated by three independent rating agencies. The credit ratings assigned to the Global Notes reflect the rating agencies' assessments of our ability to make payments on the Global Notes when due. Those rating agencies, Standard & Poor's Ratings Services, Fitch Ratings Services and Moody's Investors Services, downgraded our ratings on November 30, 2011, December 2, 2011 and January 20, 2012, respectively. Our credit ratings remain under negative outlook by Fitch Ratings Services. These downgrades have increased the cost of borrowing under our credit facilities, have reduced market capacity for our commercial paper, and may require the posting of additional collateral under some of our derivative contracts. There can be no assurance that we will be able to maintain our current credit ratings, and any additional actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, may further impact us in a similar manner, may have a negative impact on our liquidity, capital position, access to capital markets and could affect the market value of your Global Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Global Notes.

Optional Redemption May Adversely Affect Your Return on the Global Notes

        We have the right to redeem some or all of the Global Notes prior to maturity. We may redeem the Global Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at effective interest rates as high as those of the Global Notes.

 USE OF PROCEEDS

        The net proceeds from the sale of the Global Notes are estimated to be approximately $        , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

        The net proceeds from the sale of the Global Notes will be used for general corporate purposes, which may include the repayment of our currently outstanding commercial paper. Net proceeds may be temporarily invested in interest-bearing securities prior to use.

 CAPITALIZATION

        The following table sets forth our long-term debt and capitalization as of October 31, 2011, both actual and adjusted to give effect to the sale by us of (i) the Global Notes offered hereby, (ii) our 2.625% Global Notes due December 2014 issued on December 9, 2011, (iii) our 3.300% Global Notes due December 2016 issued on December 9, 2011, (iv) our 4.650% Global Notes due December 2021 issued on December 9, 2011, (v) the repayment at maturity of all of our 4.25% Global Notes paid in February 2012, (vi) the repayment at maturity of all of our Floating Rate Global Notes paid in March 2012, and (vii) the repayment at maturity of all of our 5.25% Global Notes paid in March 2012.

        This table should be read in conjunction with our consolidated financial statements incorporated by reference in the accompanying prospectus.

	October 31, 2011
	Actual	As Adjusted
	(In millions)
Long-term debt:
HP Issued Notes:
U.S. Dollar Global Notes:
$500 issued June 2002 at 6.5%, due July 2012	$500	$500
$600 issued February 2007 at floating rates, paid March 2012	600	—
$900 issued February 2007 at 5.25%, paid March 2012	900	—
$500 issued February 2007 at 5.4%, due March 2017	499	499
$1,500 issued March 2008 at 4.5%, due March 2013	1,500	1,500
$750 issued March 2008 at 5.5%, due March 2018	750	750
$2,000 issued December 2008 at 6.125%, due March 2014	1,996	1,996
$1,000 issued February 2009 at 4.25%, paid February 2012	1,000	—
$1,500 issued February 2009 at 4.75%, due June 2014	1,500	1,500
$250 issued May 2009 at 2.95%, due August 2012	250	250
$800 issued September 2010 at floating rates, due September 2012	800	800
$1,100 issued September 2010 at 1.25%, due September 2013	1,099	1,099
$1,100 issued September 2010 at 2.125%, due September 2015	1,099	1,099
$650 issued December 2010 at 2.2%, due December 2015	650	650
$1,350 issued December 2010 at 3.75%, due December 2020	1,348	1,348
$1,750 issued May 2011 at floating rates, due May 2013	1,750	1,750
$500 issued May 2011 at floating rates, due May 2014	500	500
$500 issued May 2011 at 1.55%, due May 2014	500	500
$1,000 issued May 2011 at 2.65%, due June 2016	1,000	1,000
$1,250 issued May 2011 at 4.3%, due June 2021	1,248	1,248
$350 issued September 2011 at floating rates, due September 2014	350	350
$750 issued September 2011 at 2.35%, due March 2015	750	750
$1,300 issued September 2011 at 3.0%, due September 2016	1,297	1,297
$1,000 issued September 2011 at 4.375%, due September 2021	998	998
$1,200 issued September 2011 at 6.0%, due September 2041	1,198	1,198
$650 issued December 2011 at 2.625%, due December 2014	—	650
$850 issued December 2011 at 3.3%, due December 2016	—	848
$1,500 issued December 2011 at 4.65%, due December 2021	—	1,496
$ issued March 2012 at %, due	—
$ issued March 2012 at %, due	—

Total HP Issued Notes	24,082

	October 31, 2011
	Actual	As Adjusted
	(In millions)
EDS Issued Senior Notes:
$1,100 issued June 2003 at 6.0%, due August 2013	1,120		1,120
$300 issued October 1999 at 7.45%, due October 2029	315		315

Total EDS Issued Notes	1,435		1,435

Other, including capital lease obligations, at 0.60% - 8.63%, due in calendar years 2012 - 2024	836		836
Fair value adjustment related to hedged debt	543		543
Less: current portion	(4,345)		(4,345)

Total long-term debt	$22,551	$

Stockholders' equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—		—
Common stock, $0.01 par value (9,600 shares authorized, 1,991 shares issued and outstanding)	$20		$20
Additional paid-in capital	6,837		6,837
Retained earnings	35,266		35,266
Accumulated other comprehensive loss	(3,498)		(3,498)

Total HP stockholders' equity	$38,625		$38,625

Total capitalization	$61,176	$

DESCRIPTION OF THE GLOBAL NOTES

        The        % Global Notes and the        % Global Notes, which we refer to collectively as the Global Notes, will be issued under an indenture, dated as of June 1, 2000, between HP and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as Trustee, which indenture is more fully described in the accompanying prospectus. The following summary of certain provisions of the Global Notes and of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture. A copy of the indenture has been incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture. The term "Securities," as used in this section, refers to all securities issuable from time to time under the indenture.

General

        All Securities, including the Global Notes, to be issued under the indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. Each series of Global Notes will each be a separate series of senior debt securities referred to in the attached prospectus. The indenture does not limit the aggregate principal amount of Securities that may be issued under the indenture. Without the consent of the holders, we may increase the aggregate principal amount of any series of Global Notes in the future on the same terms and conditions (except for issuance date, price and, in some cases, the initial interest payment date) and with the same CUSIP numbers as the Global Notes being offered hereby. Securities may be issued under the indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time for the Global Notes. The additional Securities may only be issued if they would be fungible for United States federal tax purposes with the Global Notes that bear the same CUSIP number.

        The        % Global Notes are being offered initially in the aggregate principal amount of $            and the        % Global Notes are being offered initially in the aggregate principal amount of $            . The        % Global Notes will mature on                        ,            . The        % Global Notes will mature on                        ,             . The        % Global Notes will bear interest at the rate of        % per year, as described under "—Interest—        % Global Notes. The         % Global Notes will bear interest at the rate of        % per year, as described under "—Interest—        % Global Notes." If the maturity date of any series of the Global Notes falls on a day that is not a business day, payment of principal, premium, if any, and interest for such Global Notes then due will be paid on the next business day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the Global Notes will be made by us through the Trustee to the depositary. See "Description of the Debt Securities—Global Securities" in the accompanying prospectus. The Global Notes will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The covenant provisions of the indenture described under the caption "Description of the Debt Securities—Senior Debt Securities—Covenants in the Senior Indenture" in the accompanying prospectus will apply to the Global Notes.

        We may redeem some or all of the Global Notes of any series at any time, as described below under "—Optional Redemption of Global Notes."

Interest

        % Global Notes

        The        % Global Notes will bear interest at the rate of        % per year. We will make interest payments on the         % Global Notes semi-annually in arrears on                        and                         of

each year, beginning on                          , 2012, to the holders of record of the        % Global Notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the related interest payment date. Interest on the        % Global Notes will accrue from and including March             , 2012, to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or maturity date, as the case may be. Interest on the            % Global Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the        % Global Notes falls on a date that is not a business day, the interest payment date shall be postponed to the next succeeding business day.

        % Global Notes

        The        % Global Notes will bear interest at the rate of        % per year. We will make interest payments on the             % Global Notes semi-annually in arrears on                        and                         of each year, beginning on                        , 2012, to the holders of record of the         % Global Notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the related interest payment date. Interest on the        % Global Notes will accrue from and including March             , 2012, to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or maturity date, as the case may be. Interest on the            % Global Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the        % Global Notes falls on a date that is not a business day, the interest payment date shall be postponed to the next succeeding business day.

Optional Redemption of Global Notes

        We will have the right to redeem each of the        % Global Notes and the        % Global Notes, in whole or in part, at any time on at least 30 days' but no more than 60 days' prior written notice. The redemption price will be equal to the greater of (1) 100% of the principal amount of the applicable series of Global Notes to be redeemed, and (2) the sum, as determined by us based on the Reference Treasury Dealer Quotations, of the present value of the principal amount of the applicable Global Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date (the "Remaining Life") (not including any portion of such payments of interest accrued as of the redemption date) discounted from the scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points in the case of the        % Global Notes and            basis points in the case of the        % Global Notes. Accrued and unpaid interest on the principal amount being redeemed will be paid to, but excluding, the redemption date.

        If money sufficient to pay the redemption price of and accrued interest on the series of Global Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such Global Notes (or such portion thereof) called for redemption and such Global Notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

        If fewer than all of the Global Notes of a series are to be redeemed, the Trustee will select the Global Notes of such series for redemption on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair. No Global Notes of $1,000 or less will be redeemed in part.

        "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by HP as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of three Reference Treasury Dealer Quotations for such redemption date.

        "Reference Treasury Dealer" means each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a Primary Treasury Dealer), HP shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date; provided that if three such quotations cannot reasonably be obtained by us, but if two such quotations are obtained, then the average of the two quotations shall be used, and if only one such quotation can reasonably be obtained by us, then one quotation shall be used.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.

Book-Entry Notes

        We have obtained the information in this section or in the accompanying prospectus concerning The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

        The Depositary, Clearstream and Euroclear.    The Global Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon issuance, each series of Global Notes will be represented by one or more fully registered global securities. Each global security will be deposited with The Depository Trust Company, as depositary, and registered in the name of Cede & Co. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of such depositary. Investors may elect to hold interests in the global securities through:

  •
  the depositary in the United States; or

  •
  in Europe, (i) Clearstream Banking, société anonyme, referred to in this prospectus supplement as Clearstream, or (ii) Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to in this prospectus supplement as Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the depositary. Citibank, N.A. will act as depositary for Clearstream and

J.P. Morgan Chase Bank will act as depositary for Euroclear, and in such capacities are referred to in this prospectus supplement as the U.S. depositaries.

        Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, referred to in this prospectus supplement as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

        Distributions with respect to the Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

        Euroclear is operated by Euroclear Bank S.A./N.V., referred to in this prospectus supplement in such role as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to in this prospectus supplement as the cooperative. All operations are conducted by Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters ("Euroclear participants"). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian laws (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to beneficial interests in the Global Notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank and by Euroclear.

        Global Clearance and Settlement Procedures.    Initial settlement for the Global Notes will be made in immediately available funds. Secondary market trading between the depositary participants will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the depositary, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in the depositary in accordance with the depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Notes in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositary.

        Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and will be credited the business day following the depositary settlement date. Such credits or any transactions in such Global Notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Global Notes by or through a Clearstream participant or a Euroclear participant to a depositary participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.

        Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Global Notes among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance described under the caption "Description of Debt Securities—Satisfaction and Discharge; Defeasance" in the accompanying prospectus will apply to the Global Notes.

Sinking Fund

        There will not be a sinking fund for the Global Notes.

Governing Law

        The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the Global Notes. This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be changed, possibly with retroactive effect.

        This summary applies to you only if you acquire the Global Notes for cash in this offering at the "initial offering price" and hold the Global Notes as capital assets within the meaning of Section 1221 of the Code.

        This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Holders (as described below) whose functional currency is not the U.S. dollar, certain U.S. expatriates or holders who hold the Global Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. federal income tax purposes. You should consult your own tax advisor as to the particular tax consequences to you of acquiring, holding or disposing of the Global Notes.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Global Note that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a Global Note that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Global Note, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds a Global Note or a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. federal income tax consequences applicable to you.

U.S. Holders

Interest

        Interest on a Global Note will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Dispositions of Global Notes

        If you are a U.S. Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Global Note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Global Note. Your adjusted tax basis in a Global Note will generally be equal to your cost for the Global Note, reduced by any principal payments you have previously received in respect of the Global Note.

        Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Global Note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

        For taxable years beginning after December 31, 2012, non-corporate U.S. persons will generally be subject to a 3.8% tax on the lesser of (1) the U.S. person's "net investment income" for the relevant taxable year and (2) the excess of the U.S. person's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's tax return filing status). A U.S. Holder's net investment income will generally include any income or gain recognized by such holder with respect to the Global Notes, unless such income or gain is derived in the ordinary course of the conduct of such holder's trade or business (other than a trade or business that consists of certain passive or trading activities).

Backup Withholding and Information Reporting

        U.S. federal backup withholding may apply to payments on the Global Notes and proceeds from the sale or other disposition of the Global Notes if you are a non-exempt U.S. Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the Internal Revenue Service (the "IRS").

        You will also be subject to information reporting with respect to payments on the Global Notes and proceeds from the sale or other disposition of the Global Notes, unless you are an exempt recipient and appropriately establish that exemption.

Non-U.S. Holders

Interest

        Subject to the discussion of backup withholding and information reporting below, if you are a Non-U.S. Holder, payments of interest on the Global Notes to you will not be subject to U.S. federal income, branch profits or withholding tax, provided that:

  •
  you do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of our stock;

  •
  you are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

  •
  you are not a controlled foreign corporation for U.S. federal income tax purposes that is, actually or constructively, related to us (as provided in the Code);

  •
  the interest payments are not effectively connected with your conduct of a trade or business within the United States; and

  •
  you meet certain certification requirements.

        You will satisfy these certification requirements if you certify on IRS Form W-8BEN or other applicable form, under penalties of perjury, that you are not a United States person within the meaning of the Code, provide your name and address and file such form with the withholding agent.

        If you hold a Global Note through a foreign partnership or intermediary, you and the foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

        Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. withholding tax provided that:

  •
  You are entitled to an exemption from or reduction in withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN or other applicable form and claim this exemption or reduction on the form; or

  •
  The interest income on the Global Note is effectively connected with your conduct of a trade or business in the United States and you provide a properly executed IRS Form W-8ECI.

        You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Global Notes

        In addition, subject to the discussion of backup withholding and information reporting below, if you are a Non-U.S. Holder, you will not be subject to U.S. federal income or branch profits tax on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of a Global Note, unless:

  •
  the gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. "permanent establishment";

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

  •
  a portion of the gain represents accrued interest, in which case the U.S. federal income tax rules for interest would apply to such portion.

U.S. Trade or Business

        If interest on a Global Note or gain from a disposition of a Global Note is effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. "permanent establishment" to which the interest or gain is attributable, you will generally be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if you were a U.S. Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

        Under current U.S. federal income tax law, backup withholding and information reporting may apply to payments made by us (including our paying agents) to you in respect of the Global Notes, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Holder or otherwise establish an exemption. We (or our paying agent) may, however, report payments of interest on the Global Notes.

        The gross proceeds from the disposition of your Global Notes may be subject to information reporting and backup withholding tax at the applicable rate. If you sell your Global Notes outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the backup withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Global Notes through the foreign office of a foreign broker that is, for U.S. federal income tax purposes, a United States person (within the meaning of the Code), a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

        You should consult your own tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

        The U.S. federal tax discussion set forth above is included for general information only and may not be applicable depending on a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Global Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal and other tax laws.

European Union Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, each member state is required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; provided, however, that for a transitional period, Austria and Luxembourg are instead required to apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

        A number of non-EU countries and certain dependent or associated territories of certain member states, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a member state. In addition, the member states have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.

        Investors who may be affected by any of these arrangements are advised to consult with their own professional advisors.

UNDERWRITING

        Under the terms and conditions contained in an underwriting agreement dated March     , 2012, we have agreed to sell to the underwriters named below, for which BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, and each underwriter has agreed severally to purchase, the following principal amounts of the        % Global Notes and the        % Global Notes set forth opposite its name below.

Underwriter	Principal Amount of % Global Notes	Principal Amount of % Global Notes
BNP Paribas Securities Corp.	$	$
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Global Notes if any are purchased. In addition, the underwriting agreement provides that, if an underwriter defaults on its purchase obligations, and such underwriter's purchase commitment was less than 10% of the aggregate amount of the Global Notes, the purchase commitments of non-defaulting underwriters with respect to the Global Notes shall be increased proportionately to take up and pay for the Global Notes which the defaulting underwriter failed to purchase. If the defaulting underwriter's purchase commitment was more than 10% of the aggregate principal amount of the Global Notes, the purchase commitments of the non-defaulting underwriters with respect to the Global Notes may be increased or the offering of the Global Notes may be terminated.

        The underwriters propose to offer the Global Notes initially at the public offering prices on the cover page of this prospectus supplement and may offer the Global Notes to selected broker-dealers at that price, in the case of the        % Global Notes, less a concession of        % of the principal amount per        % Global Note, and in the case of the         % Global Notes, less a concession of        % of the principal amount per        % Global Note. The underwriters and selected broker-dealers may allow a discount on sales to other broker-dealers, in the case of the        % Global Notes, of        % of such principal amount, and in the case of the        % Global Notes, of        % of such principal amount. After the initial public offering of the Global Notes, the public offering prices and concessions and discounts to broker-dealers and other selling terms with respect thereto may be changed. The offering of the Global Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We estimate that our out-of-pocket expenses for this offering will be approximately $          .

        We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in that respect.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, as described below:

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of Global Notes in the open market after the distribution of such Global Notes has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Global Notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Global Notes to be higher than it would otherwise be in the absence of such transactions.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Global Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Global Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 OFFERING RESTRICTIONS

        The Global Notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

        Each of the underwriters has agreed that it will not offer, sell, or deliver any of the Global Notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the Global Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in the underwriting agreement.

        Holders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the Global Notes were purchased. These taxes and charges are in addition to the respective public offering prices set forth on the cover page.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriters represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") they have not made and will not make an offer of the Global Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Global Notes which has been approved by the competent authority in that Relevant Member State in accordance with the Prospectus Directive or, where appropriate, published in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with Article 18 of the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Global Notes to the public in that Relevant Member State at any time,

  •
  to any legal entity which is qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons other than qualified investors as defined in the Prospectus Directive, as permitted under the Prospectus Directive, subject to obtaining the prior consent of the joint book-running managers for any such offer; or

  •
  in any other circumstances which do not require the publication by the Issuer or any guarantor of a prospectus pursuant to Article 32 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of the Global Notes to the public" in relation to any of the Global Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Global Notes to be offered so as to enable an investor to decide to purchase or subscribe the Global Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/7 1/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that it and each of its affiliates:

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Global Notes in circumstances in which section 21(1) of FSMA does not apply to us; and

  •
  has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the Global Notes in, from or otherwise involving the United Kingdom.

 VALIDITY OF THE GLOBAL NOTES

        The validity of the Global Notes will be passed upon for us by Paul T. Porrini, our Vice President, Deputy General Counsel and Assistant Secretary. As to matters of New York law, Mr. Porrini will rely on the opinion of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. The underwriters have been represented by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

EXPERTS

        The consolidated financial statements of HP appearing in HP's Annual Report on Form 10-K for the year ended October 31, 2011 (including the schedule appearing therein), and the effectiveness of HP's internal control over financial reporting as of October 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless the Company specifically states in such Current Report that such information is to be considered "filed" under the Exchange Act or the Company incorporates it by reference into a filing under the Securities Act or the Exchange Act):

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2011, filed on December 14, 2011; and

  •
  Current Reports on Form 8-K filed on November 17, 2011, November 21, 2011 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), December 12, 2011, January 20, 2012, January 30, 2012 and February 22, 2012 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information).

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Attn: Investor Relations Department
(650) 857-1501

Prospectus

Hewlett-Packard Company
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS

        We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares and warrants. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "HPQ."

        See risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 as they have and may be updated and modified periodically in our reports filed with the Securities and Exchange Commission (the "SEC") as described in the section entitled "Information Incorporated by Reference" in this prospectus. We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, refer to the section entitled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sales of those securities.

        Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and our telephone number at that location is (650) 857-1501.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 20, 2009

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below, including a description of our business, in the sections entitled "Where You Can Find More Information" and "Information Incorporated by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        Except as otherwise noted, references in this prospectus to "HP," "we," "us" and "our" are to Hewlett-Packard Company and its consolidated subsidiaries.

 FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring and integration plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by HP and its customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described herein and in our other SEC reports, including but not limited to the risks described in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. We assume no obligation and do not intend to update these forward-looking statements.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE DEBT SECURITIES

        This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

GENERAL

        The debt securities will either be our senior debt securities or our subordinated debt securities. We expect to issue the debt securities under one or more separate indentures between us and The Bank of New York Mellon Trust Company, National Association as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. For additional information, you should look at the form of senior indenture that is filed as an exhibit to the post-effective amendment to our registration statement on Form S-3 (file number 333-134327) filed with the SEC on June 7, 2006 and the form of subordinated indenture that is filed as an exhibit to our registration statement on Form S-3 (file number 333-30786) filed with the SEC on March 17, 2000. Each of the indentures is incorporated by reference into this prospectus. In this description of the debt securities, the words "we," "us" or "our" refer only to Hewlett-Packard Company and not to any of our subsidiaries.

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

TERMS OF A PARTICULAR SERIES

        Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

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  whether the debt securities are senior or subordinated;

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  the offering price;

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  the title;

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  any limit on the aggregate principal amount;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the date the principal will be payable;

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  the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

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  the interest rate, if any, payable on overdue installments of principal, premium or interest;

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  the place where payments shall be made;

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  any mandatory or optional redemption provisions;

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  if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

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  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

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  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

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  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

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  any defeasance provisions if different from those described below under "Satisfaction and Discharge—Defeasance;"

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  any conversion or exchange provisions;

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  whether the debt securities will be issuable in the form of a global security;

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  any subordination provisions if different from those described below under "Subordinated Debt Securities;"

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  any paying agents, authenticating agents or security registrars;

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  any guarantees on the debt securities;

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  any security for any of the debt securities;

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  any deletions of, or changes or additions to, the events of default or covenants; and

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  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement:

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  the debt securities will be registered debt securities; and

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  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or multiples of $1,000.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates.

EXCHANGE AND TRANSFER

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series in part, we will not be required to:

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  issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

        The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:

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  be registered in the name of a depositary that we will identify in a prospectus supplement;

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  be deposited with the depositary or nominee or custodian; and

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  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

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  an event of default is continuing; or

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  any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

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  entitled to have the debt securities registered in their names;

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  entitled to physical delivery of certificated debt securities; and

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  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

        Unless otherwise indicated in the prospectus supplement:

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  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

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  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

        At our option, however, we may pay interest by mailing a check to the record holder.

        The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

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  the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

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  the successor assumes our obligations on the debt securities and under the indentures;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

EVENTS OF DEFAULT

        Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

          (1)   failure to pay principal of or any premium on any debt security of that series when due;

          (2)   failure to pay any interest on any debt security of that series for 30 days when due;

          (3)   failure to make any sinking fund payment for 30 days when due;

          (4)   failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

          (5)   our bankruptcy, insolvency or reorganization; and

          (6)   any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

          (1)   the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

          (2)   the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

          (3)   the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

        We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

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  providing for our successor to assume the covenants under the indenture;

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  adding covenants or events of default;

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  making certain changes to facilitate the issuance of the securities;

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  securing the securities;

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  providing for a successor trustee;

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  curing any ambiguities or inconsistencies;

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  permitting or facilitating the defeasance and discharge of the securities; and

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  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

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  change the stated maturity of any debt security;

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  reduce the principal, premium, if any, or interest on any debt security;

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  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

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  change the place of payment or the currency in which any debt security is payable;

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  impair the right to sue for any payment after the stated maturity or redemption date;

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  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities;

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  adversely affect the right to convert any debt security; or

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  change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

        We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

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  to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

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  to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

          (1)   the limitations on sale and lease-back transactions under the senior indenture;

          (2)   the limitations on liens under the senior indenture;

          (3)   covenants as to payment of taxes and maintenance of properties; and

          (4)   the subordination provisions under the subordinated indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action.

        If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

NOTICES

        Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

REGARDING THE TRUSTEE

        The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign. The Bank of New York Mellon Trust Company, National Association is also our depositary and affiliates of The Bank of New York Mellon Trust Company, National Association have performed and continue to perform other services for us in the normal course of business.

SENIOR DEBT SECURITIES

        The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally with all of our other unsecured and non-subordinated senior debt.

COVENANTS IN THE SENIOR INDENTURE

        LIMITATIONS ON LIENS.    Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the total amount of all secured debt with which the senior debt securities are not at least equally and ratably secured would not exceed the greater of $500 million or 10% of our consolidated net tangible assets.

        LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.    Subject to the last paragraph of this section, neither we nor any restricted subsidiary will enter into any lease with a term longer than three years covering any of our principal property or any restricted subsidiary that is sold to any other person in connection with that lease unless either:

          (1)   we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to "Limitations on Liens" described above; or

          (2)   an amount equal to the greater of the following amounts is applied within 180 days of such sale to the retirement of our or any restricted subsidiary's long-term debt or the purchase or development of comparable property:

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  the net proceeds from the sale; or

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  the attributable debt with respect to the sale and lease-back transaction.

        However, either we or our restricted subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds as required by (2) above if the sum of the following amounts would not exceed the greater of $500 million or 10% of our consolidated net tangible assets:

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  the total amount of the sale and lease-back transactions; and

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  the total amount of secured debt.

DEFINITIONS RELATING TO THE SENIOR DEBT SECURITIES

        "attributable debt" with regard to a sale and lease-back transaction means the lesser of:

          (1)   the fair market value of such property as determined in good faith by our board of directors; or

          (2)   discounted present value of all net rentals under the lease.

        "consolidated net tangible assets" means total assets, less reserves, after deducting:

          (1)   total current liabilities, excluding:

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    notes and loans payable;

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    current maturities of long-term debt;

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    current maturities of capital leases; and

          (2)   certain intangible assets, to the extent included in total assets.

        "mortgage" means a mortgage, security interest, pledge, lien, charge or other encumbrance.

        "nonrecourse obligation" means indebtedness substantially related to:

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    the acquisition of assets not previously owned by us or any restricted subsidiary; or

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    the financing of any project involving the development of our or any of our restricted subsidiaries' property in which the only recourse is to the assets acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction.

        "principal property" means the land, improvements, buildings and fixtures owned by us or a restricted subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of 0.75% of our consolidated net tangible assets as of the determination date. Principal property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

        "restricted subsidiary" means any subsidiary that owns any principal property, but does not include:

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    any subsidiary primarily engaged in financing receivables or in the finance business; or

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    any of our less than 80%-owned subsidiaries if the common stock of the subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the-counter markets.

        "secured debt" means any of our debt or any debt of a restricted subsidiary for borrowed money secured by either a mortgage on any principal property or stock or indebtedness of a restricted subsidiary. Secured debt does not include:

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    mortgages on property existing at the time of acquisition of the property by us or any subsidiary, whether or not assumed;

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    mortgages on property, shares of stock or indebtedness or other assets of a corporation existing at the time such corporation becomes a restricted subsidiary;

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    mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by us or by a restricted subsidiary (including leases);

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    mortgages to secure payment of all or any part of the purchase price, or to secure any debt within 12 months after the acquisition thereof, or in the case of property, the completion of construction, improvement or commencement of substantial commercial operation of the property;

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    mortgages to secure indebtedness owing to us or to a restricted subsidiary;

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    mortgages existing at the date of the senior indenture;

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    mortgages on property of an entity existing at the time such entity is merged or consolidated with us or a restricted subsidiary;

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    mortgages on property of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a restricted subsidiary;

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    mortgages incurred to finance the acquisition or construction of property secured by mortgages in favor of the United States or a political subdivision of the United States;

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    mortgages for taxes, assessments or other governmental charges not yet due or payable without penalty that are being contested by us or a restricted subsidiary, and for which we have adequately reserved;

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    mortgages incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

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    mortgages for materialmen's, mechanics', workmen's, repairmen's, landlord's mortgages for rent or other similar mortgages arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any restricted subsidiary in good faith and by appropriate proceedings;

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    mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property; or

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    mortgages constituting any extension, renewal or replacement of any mortgage listed above to the extent the mortgage is not increased.

SUBORDINATED DEBT SECURITIES

        The subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior debt, including any senior debt securities. In the event of our dissolution, winding up, liquidation or reorganization, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities.

        In the event of insolvency, upon any distribution of our assets:

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  holders of subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing our assets to pay all senior debt remaining to the extent necessary to pay all holders of senior debt in full; and

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  our unsecured creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

DEFINITIONS RELATING TO SUBORDINATED DEBT SECURITIES

        "senior debt" means the principal, premium, if any, and unpaid interest on:

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    our indebtedness for borrowed money;

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    our obligations evidenced by bonds, debentures, notes or similar instruments;

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    our obligations under any interest rate swaps, caps, collars, options, and similar arrangements;

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    our obligations under any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge arrangements;

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    our obligations under any credit swaps, caps, floors, collars and similar arrangements;

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    indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

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    our obligations as lessee under leases required to be capitalized on the balance sheet in conformity with generally accepted accounting principles;

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    all obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

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    our reimbursement obligations in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

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    our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

        However, senior debt shall not include any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or provides that such indebtedness is subordinate to our other indebtedness and obligations.

        The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of senior debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

DESCRIPTION OF COMMON STOCK

        Our certificate of incorporation authorizes us to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of April 30, 2009 there were approximately 2,391,427,040 shares of common stock outstanding.

        The holders of common stock as of the applicable record date are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock have cumulative voting rights for the election of our directors in accordance with our bylaws and Delaware law. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available for distribution, and, in the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights and is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the common stock. The common stock currently outstanding is validly issued, fully paid and nonassessable.

        The transfer agent and registrar for the common stock is Computershare Investor Services.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

          (1)   prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

          (2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

    •
    by persons who are directors and also officers; and

    •
    by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3)   at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include:

          (1)   any merger or consolidation involving the corporation and the interested stockholder;

          (2)   any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

          (3)   subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

          (4)   any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

          (5)   the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder.

        The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DESCRIPTION OF PREFERRED STOCK

GENERAL

        Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors, however, has the authority without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The certificate of designation relating to each series will fix the rights, preferences and restrictions of the preferred stock of each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

  •
  the number of shares in any series;

  •
  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock including whether there is any restriction on the repurchase or redemption of the preferred stock while there is any arrearage in the payment of dividends or sinking fund installments;

  •
  the liquidation preference per share of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

        Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

 DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.

DIVIDENDS

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

LIQUIDATION PREFERENCE

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

VOTING

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

MISCELLANEOUS

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

        Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

GENERAL

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants; and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

STOCK WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities separately or together:

  •
  through one or more underwriters or dealers in a public offering and sale by them,

  •
  directly to investors, or

  •
  through agents.

        We may sell the securities from time to time:

  •
  in one or more transactions at a fixed price or prices which may be changed from time to time,

  •
  at market prices prevailing at the times of sale,

  •
  at prices related to such prevailing market prices, or

  •
  at negotiated prices.

        We will describe the method of distribution of the securities in the prospectus supplement.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of securities may make a market in the securities but are not required to do so and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

LEGAL MATTERS

        Paul T. Porrini, Vice President, Deputy General Counsel and Assistant Secretary of HP or another lawyer within HP's Legal Department will provide opinions regarding the authorization and validity of the securities and, to the extent that authorization and validity are governed by New York law, such internal counsel may rely on the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation or other external counsel. Mr. Porrini and the other lawyers in HP's Legal Department are paid salaries by HP, are participants in various employee benefit plans offered by HP to its employees generally and own and have options to purchase shares of HP common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of HP appearing in HP's Annual Report (Form 10-K) for the year ended October 31, 2008 (including the schedule appearing therein), and the effectiveness of HP's internal control over financial reporting as of October 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.hp.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless the Company specifically states in such Current Report that such information is to be considered "filed" under the Exchange Act or the Company incorporates it by reference into a filing under the Securities Act or the Exchange Act):

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended January 31, 2009;

  •
  Current Reports on Form 8-K filed on November 24, 2008 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), December 8, 2008, January 20, 2009, February 18, 2009 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibits relating to that information), February 27, 2009, March 23, 2009 and May 19, 2009 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), and our amended Current Report on Form 8-K/A filed on November 12, 2008; and

  •
  Description of our common stock contained our Registration Statement on Form 8-A/A filed on June 23, 2006, as amended or updated.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Attn: Investor Relations Department
(650) 857-1501

$

$                    % Global Notes due                        ,

$                    % Global Notes due                        ,

Prospectus Supplement

March             , 2012

Joint Book Running Managers

BofA Merrill Lynch
BNP PARIBAS
Citigroup
HSBC